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                                                                    Exhibit 23.2

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement of Mace Security International, Inc. on Form S-8 (Registration No. 333-31757) filed on June 9, 1997 of our report dated April 2, 1999 on the consolidated financial statement of Mace Security International, Inc. (the "Company"), included in the Company's Annual Report on Form 10-KSB dated April 14, 1999 and the Company's Current Report on Form 8-K dated December 21, 1999 both filed with the Securities and Exchange Commission.


                                    /s/ URBACH KAHN & WERLIN PC

Albany, New York
December 20, 1999